Exhibit 4.3

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

Ortho Clinical Diagnostics

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP				XXXXXX XX X
Holder ID				XXXXXXXXXX
Insurance Value				1,000,000.00
Number of Shares				123456
DTC	12345678	123456789012345		
Certificate Numbers	Num/No.	Denom.	Total	
1234567890/1234567890	1	1	1	
1234567890/1234567890	2	2	2	
1234567890/1234567890	3	3	3	
1234567890/1234567890	4	4	4	
1234567890/1234567890	5	5	5	
1234567890/1234567890	6	6	6	
Total Transaction			7	

Ordinary Shares

PAR VALUE $0.00001

Ordinary Shares

Certificate Number
ZQ00000000

Ortho Clinical Diagnostics

Shares
000000****************
000000**************
****000000****************
*****000000***************
******000000**************

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES WITH COMPANY NUMBER 13084624

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP XXXXX XX X

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

THIS CERTIFICATE IS TRANSFERABLE IN CITIES DESIGNATED BY THE TRANSFER AGENT, AVAILABLE ONLINE AT www.computershare.com

FULLY-PAID SHARES OF ORDINARY SHARES OF

Ortho Clinical Diagnostics Holdings plc transferable in accordance with, and subject to, the Company's articles of association on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

FACSIMILE SIGNATURE TO COME
Chief Executive Officer

FACSIMILE SIGNATURE TO COME
Secretary

By ______________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OF THE COMPANY OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS WILL BE FURNISHED BY THE COMPANY WITHOUT CHARGE TO ANY SHAREHOLDER WHO SO REQUESTS UPON APPLICATION TO THE TRANSFER AGENT NAMED ON THE FACE HEREOF OR TO THE OFFICE OF THE SECRETARY OF THE COMPANY. THE TRANSFER OF THESE SHARES REPRESENTED BY THIS CERTIFICATE REQUIRES THE COMPLETION OF A SPECIALIZED STOCK TRANSFER FORM AND MAY BE SUBJECT TO THE UNITED KINGDOM’S HM REVENUE AND CUSTOMS STAMP DUTY. PLEASE CONTACT THE TRANSFER AGENT FOR ADDITIONAL INFORMATION.

For US purposes the following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT - Custodian (until age )

(Cust)

under Uniform Transfers to Minors Act

(Minor) (State)

Additional abbreviations may also be used though not in the above list.

The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.